Exhibit 10.3

ADDENDUM #1 TO LOAN AGREEMENT

This Addendum #1 to Loan Agreement (this “Addendum”) is intended to amend and supplement the Business Loan and Security Agreement between the parties (the “Agreement” or “Loan Agreement”), and is incorporated into such Loan Agreement. In the event of any inconsistency between this Addendum and the Loan Agreement, this Addendum shall control.

Notwithstanding anything to in the Loan Agreement to the contrary, the Parties agree as follows:

1. PAYMENT OF PRINCIPAL AND INTEREST. Unless the Loan Agreement is otherwise accelerated, or extended in accordance with the terms and conditions hereof, the entire outstanding principal balance of the Loan Agreement plus all accrued interest shall be due and payable in full on July 14, 2027 (the “Maturity Date”). Notwithstanding anything to the contrary in the Loan Agreement, the Loan Amount shall be payable upon demand of Lender on or after December 15, 2026.

2. BI-WEEKLY PAYMENTS AND BALLOON. Borrower shall make Bi-Weekly payments of $75,000 to Lender. The bi-weekly payments shall begin on July 10, 2025. The outstanding principal amount, together with any additional interest payable in accordance with Section 3, shall be due and payable on the Maturity Date or the date which Lender demands payment on or after December 15, 2025.

3. PAYMENT OF INTEREST. Borrower will pay to Lender interest in the amount of $675,000.00 which is the amount of interest payable through the Maturity Date. On the execution of the Loan Agreement, Borrower will pay to Lender the interest due under the Loan Agreement for the entire two year term (i.e., $675,000.00) by the issuance of 225,000 shares of the Borrower’s shares of common stock, valued for purposes of this issuance at $3.00 per share (the “Interest Shares”). The interest and the Interest Shares will be fully earned on issuance and will not be subject to decrease or offset if the Loan Agreement is repaid prior to the Maturity Date. The Interest Shares will be registered with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) and will be freely transferable by Lender subject to the Bleed Out (defined herein). Upon receipt of the Interest Shares, Lender may sell the Shares; provided, that Lender will not sell a number of shares more than 20% of the average daily volume of the Borrower’s common stock in any given Trading Day, as reported by the Trading Market (the “Bleed Out”). If, upon sale of all of the Interest Shares, Lender has received aggregate proceeds of less than $675,000.00, Borrower must make up the shortfall in the form of a cash payment at the time the loan is repaid provided, however, Lender did not violate the Bleed Out. “Trading Day” means a day on which the principal Trading Market is open for trading. “Trading Market” means The Nasdaq Stock Market LLC (“Nasdaq”), (or any successors to the foregoing).

4. ISSUANCE OF COLLATERAL SHARES. At the execution of the Loan Agreement, Lender will issue into a reserve account 2,900,000 shares of common stock (the “Collateral Shares” and, together with the Interest Shares, the “Borrower Securities”). The Collateral Shares will be delivered by Borrower and ClearTrust, LLC, the Borrower’s transfer agent (the “Transfer Agent”) (i) instruction letter to the Transfer Agent to be delivered by Borrower (the “Instruction Letter”), (ii) the Pledge and Security Agreement to be entered into between Borrower and Lender (the “Pledge Agreement”), and the Escrow Agreement to be entered into among Borrower, Lender and Transfer Agent (the “Escrow Agreement” and, together with the Instruction Letter and the Pledge Agreement, the “Other Transaction Documents”), all of which will be executed and delivered at the execution of the Loan Agreement. The Collateral Shares will be held in a reserve account with the Transfer Agent pursuant to such agreements. The Collateral Shares are intended to provide collateral for the obligations under the Loan Agreement and are deliverable to Borrower on a default of the Loan Agreement.

5. DELIVERABLES. On execution and delivery of this Agreement and prior to funding of the Loan Agreement, Borrower shall deliver or cause to be delivered to Borrower the following (the “Borrower Deliverables”):

5.1.	Interest Shares;

5.2.	Instruction Letter;

5.3.	Pledge Agreement;

5.4.	Escrow Agreement;

5.5.	a legal opinion from Borrower’s legal counsel, in form and substance satisfactory to Lender and its legal counsel, respecting the issuance, delivery and registration of the Borrower Securities, including that the shares are registered under Borrower’s effective registration statement with the Commission (File No. 333-268960) (the “Registration Statement”), which registers the offer and sale of Borrower’s securities; and

5.6.	Borrower’s supplement to the base prospectus included in the Registration Statement (the “Prospectus”) in respect of the issuance by Borrower of the Interest Shares and the Collateral Shares, complying with Rule 424(b) of the Securities Act that is filed with the Commission (the “Prospectus Supplement”).

6.	REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby makes the following representations and warranties to Lender:

6.1.	Authorization; Enforcement. Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Loan Agreement and each of the Other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Loan Agreement and each of the Other Transaction Documents by Borrower and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Borrower Securities, have been duly authorized by all necessary action on the part of Borrower and no further action is required by Borrower, the Board of Directors or the Borrower’s shareholders in connection herewith or therewith other than in connection with the Required Approvals (defined in Section 6.3). This Agreement and each Other Transaction Document has been (or upon delivery will have been) duly executed by Borrower to the extent required and, when delivered in accordance with the terms hereof and thereof, such agreements will constitute the valid and binding obligations of Borrower enforceable against Borrower in accordance with its respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

6.2.	No Conflicts. The execution, delivery and performance by the Borrower of this Agreement and the Other Transaction Documents to which it is a party, the issuance of the Borrower Securities and the consummation by Borrower of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of Borrower’s or any subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (“Lien”) upon any of the properties or assets of the Borrower or any subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Borrower or subsidiary debt or otherwise) or other understanding to which the Borrower or any subsidiary is a party or by which any property or asset of the Borrower or any subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower or a subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Borrower or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect. “Material Adverse Effect” means any of (i) a material adverse effect on the legality, validity or enforceability of the Loan Agreement or any Other Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Borrower or any subsidiary, or (iii) a material adverse effect on Borrower’s ability to perform in any material respect on a timely basis its obligations under the Loan Agreement or any Other Transaction Document.

6.3.	Filings, Consents and Approvals. Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other individual or entity in connection with the execution, delivery and performance by Borrower of the Loan Agreement or any Other Transaction Document to which it is a party, other than: (i) notification to the Trading Market of the offering of the Borrower Securities to the extent required by the rules of the Trading Market, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to the Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

6.4.	Listing and Maintenance Requirements. Borrower’s common stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and Borrower has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the common stock under the Exchange Act nor has Borrower received any notification that the Commission is contemplating terminating such registration.

6.5.	Issuance of Borrower Securities; Registration. The Borrower Securities have been duly authorized and, when issued in accordance with this Loan Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of any and all Liens imposed by Borrower and are registered pursuant to the terms of the Registration Statement. Borrower has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on January 3, 2023 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. Borrower was at the time of the filing of the Registration Statement eligible to use Form S-3. Borrower is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B1 of Form S-3. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Borrower, are threatened by the Commission. At the time the Registration Statement and any amendments thereto became effective, at the date of the Loan Agreement, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, including the Prospectus Supplement, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

IN WITNESS WHEREOF, each of the undersigned has executed, or has caused to be executed, this Addendum as of the date first written above.

NextNRG, Inc.

By:
Name:

Lender:

By:
Name: